UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2011
STEWART ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

LOUISIANA (State or other jurisdiction of incorporation)	1-15449 (Commission File Number)	72-0693290 (I.R.S. Employer Identification No.)
1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)
(504) 729-1400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b), (c), and (e)
     On August 10, 2011, Stewart Enterprises, Inc. (the “Company”) issued a press release announcing certain management organizational changes and senior management appointments. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
     Effective August 13, 2011, Kenneth G. Myers, Jr., 54, Senior Vice President of Operations, was appointed to the newly-created position of Executive Vice President of Operations and Sales. In his new position, Mr. Myers’ annual base salary will be set at $400,000, and his maximum annual incentive award opportunity under the Amended and Restated Stewart Enterprises, Inc. Executive Officer Annual Incentive Plan (the “Annual Incentive Plan”) will be equal to 100 percent of his base salary. Effective August 13, 2011, Mr. Myers will be granted options to purchase 7,500 shares of the Company’s Class A common stock, which will vest 25 percent per year over four years beginning on the first anniversary of the date of grant, and will expire if not exercised by the seventh anniversary of the date of grant. This option grant was made under the Stewart Enterprises, Inc. 2010 Stock Incentive Plan, the general terms and conditions of which are described in the Company’s 2010 definitive proxy statement, which is on file with the Securities and Exchange Commission.
     In addition, G. Kenneth Stephens, Jr., the Company’s Senior Vice President of Sales, was appointed Senior Vice President — Eastern Division, effective August 13, 2011. Mr. Stephens will be responsible for both operations and sales in his geographic area, and will report directly to Mr. Myers. Mr. Stephens’ annual base salary will be set at $325,000, and his maximum annual incentive award opportunity under the Annual Incentive Plan will be equal to 80 percent of his base salary.

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description
99.1	Press release by Stewart Enterprises, Inc. dated August 10, 2011 announcing certain management organizational changes and senior management appointments

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART ENTERPRISES, INC.
August 10, 2011	/s/ Angela M. Lacour
Angela M. Lacour
Senior Vice President of Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release by Stewart Enterprises, Inc. dated August 10, 2011 announcing certain management organizational changes and senior management appointments